CONFIDENTIAL TREATMENT*                                             EXHIBIT 10.3
* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE
RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.
BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.


                               MARKETING AGREEMENT

         This Marketing Agreement (the "Agreement") is made by and between NFRONT, INC. ("nFront"), a Georgia corporation having its principal offices at 520 Guthridge Court, Suite 100, Norcross, Georgia 30092 and "BANCTEC, USA, INC." ("BancTec"), a Delaware corporation having its principal offices at 4851 LBJ Freeway, Dallas, Texas 75244, the Agreement to be effective the 19th day of January, 1999 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, nFront is in the business of providing home banking and bill payment services through the Internet to customers of banks and other financial institutions;

         WHEREAS, BancTec is in the business of providing transaction processing and other administrative and computer processing services to banks and financial institutions; and

         WHEREAS, BancTec desires to offer to its Customer Base (as hereinafter defined) and potential customers Internet home banking capabilities; and

         WHEREAS, nFront desires BancTec to offer nFront's proprietary Internet home banking system as more fully described in Exhibit A attached hereto (the "System") to BancTec's Customer Base and to potential Bank customers of BancTec;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

1.1 As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

         (a) "Agreement" means this Marketing Agreement, together with all exhibits and schedules hereto now or hereafter signed by BancTec and nFront (all of which are herein incorporated by reference), as the same may be modified, amended or supplemented from time to time.

         (b) "Bank" means a financial institution that offers banking services to the general public.

         (c) "Customer Base" means those customers listed on Exhibit B attached hereto and any other Banks who become customers of BancTec during the Term of this Agreement.

         (d) "Documentation" means that portion of the System that provides installation and operating instructions for use of the System.

         (e) "End-User" means the ultimate user of the System.

         (f) "Generic Hardware" means computer equipment (and configurations thereof) that meets the specifications provided by nFront for use with the System.

         (g) "System" means nFront's proprietary Internet home and/or business banking system described on Exhibit A of this Agreement, including all future improvements, enhancements and modifications thereof, and all releases and upgrades related thereto.

         (h) "Sale" and "Resale" and any grammatical variant thereof shall mean and include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals, leases or licenses of software to Banks, and any other arrangement whereby the System is placed at the disposal of the Banks.

         (j) "Software" means that portion of the System that is comprised of computer applications programs intended to be processed in nFront's Internet Banking Center.

         (k) "Term" shall have the meaning set forth in Section 8.1 of this Agreement.

                                   ARTICLE II

                               BancTec Appointment

2.1 Appointment. During the Term of this Agreement, nFront hereby grants to BancTec the non-exclusive right to market and promote the System to its Customer Base and potential Bank customers of BancTec, and BancTec hereby accepts such appointment. BancTec may market and promote the System anywhere in the continental United States but shall have no right to market or promote the system outside the United States. BancTec understands, acknowledges and agrees that this appointment is non-exclusive as to both the System and the geographic area and that nFront may appoint itself or through other resellers or agents, resell or market the System in any geographic area. nFront expressly reserves the right to sell and deliver the System to any other entity, including Banks. BancTec shall market or promote the System only to Banks, and shall not market and promote the System to other parties providing core processing services to Banks, or to Bank service bureaus, software providers, other marketers of automated bank services or to any other buyer who intends, directly or indirectly, to resell or license the System. BancTec has no authority to appoint any associate marketers or subdealers of the System without nFront's consent. BancTec, in its sole discretion, will determine the manner in which BancTec markets and promotes the System to its Customer Base and the potential Bank customers of BancTec. Any Banks that desire to purchase the System will enter into and sign an agreement directly with nFront. nFront will be solely responsible for invoicing the purchasers, collecting payment, and providing all installation, maintenance and support services to the purchasers.

2.2 Relationship between nFront and BancTec. BancTec shall perform its obligations under this Agreement to market and promote the System as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and BancTec, including, but not limited to that of joint ventures, partners or associates. BancTec is granted no right or authority hereunder to assume or create any obligation or responsibility for or on behalf of nFront or otherwise to bind or to use nFront's name other than as may be expressly authorized by nFront.


                                   ARTICLE III

        Promotion of Sales, Service and Training and Related Obligations

3.1 Marketing and Promotion. BancTec shall use its commercially reasonable efforts to market and promote the sale of the System by nFront, which commercially reasonable efforts shall include, but not be limited to, promotion of the System to the Customer Base and prompt performance of all of its obligations under this Agreement.

3.2 Staffing and Training. BancTec shall appoint its technically suitable employees to market and promote the System, and provide Bank and End User Sales support. BancTec shall, at its sole cost and expense, send the appropriate sales personnel to such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, require. At BancTec's request, nFront shall provide periodic routine consultation and advice to BancTec in connection with BancTec's sales and service hereunder and shall provide at BancTec's cost: (a) technical, specification and sales advice, (b) assistance and advice concerning promotional and training programs, and (c) suggestions for new applications for the System at BancTec's cost. nFront shall furnish BancTec with a supply of price lists, sales literature, catalogues, specifications for Generic Hardware, Documentation and advisory assistance with respect to the System. All proprietary demonstration equipment, manuals, instruction books, contract forms, sales and promotional materials, Documentation and similar material furnished to BancTec by nFront, whether furnished free of charge or not, shall remain the property of nFront and upon request shall be returned to nFront by BancTec.

3.3 nFront to Maintain the System. BancTec acknowledges, understands and agrees that the System that it shall market and promote to Banks shall remain on nFront's servers, and that such Banks shall, through BancTec, gain access to the System only upon execution of a contract with nFront. nFront shall be responsible for systems maintenance of the System resident on its servers.

3.4 BancTec Promotional Activity. nFront shall not share in the expense of any advertising or promotional activities by BancTec or other sales promotion projects except by express agreement in writing. All materials prepared by BancTec that market and promote the System, including, but not limited to, any materials that include any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by nFront or any of its affiliates shall be approved in writing by nFront prior to use.

3.5 nFront Recordkeeping. nFront shall keep records of its business relating to the System as may be reasonably required by BancTec. BancTec or its authorized representative may, from time to time during regular business hours, examine such records and nFront's accounts relating to the sale and servicing of the System.

                                   ARTICLE IV

                               Conditions of Sale

4.1 Fees. The fees for accessing the System by a Bank and/or an End User and the processing fees for services thereunder shall be as set forth in Exhibit D ("Fees") attached hereto.

4.2 Invoicing. nFront shall invoice the Banks and/or the End Users for all Fees associated with the System.

4.3 Marketing Commissions. As compensation for the performance of BancTec's obligations under this Agreement, BancTec shall be entitled to receive the percentage of fees actually received by nFront ("Marketing Commissions") as set forth in Exhibit D attached hereto. nFront shall pay to BancTec the Marketing Commissions within ten (10) days of the end of the month that nFront receives receipt of payment by a Bank and/or an End User. BancTec shall receive Marketing Commissions for each Bank that is (i) registered by BancTec as an active nFront lead, and (ii) a member of BancTec's Customer Base (either as of the Effective Date or during the Term of this Agreement) when that Bank buys the System from nFront; provided, however, that BancTec shall not receive Marketing Commissions for any Bank that has purchased the System from nFront before that Bank becomes a member of BancTec's Customer Base.

4.4 Force Majeure. Neither party shall be liable for loss or damage due to interruption of service or access to the System resulting from any cause beyond its reasonable control, including, but not limited to, Internet systems or network failure, capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof, acts of God, acts or omissions of the other party, acts of civil or military authority, fires, strikes, facilities shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, facilities or materials from usual sources. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES DUE TO ANY SUCH CAUSE.

4.5 Fee and System Changes. nFront shall have the right to change the System without notice to BancTec, and shall have the right at any time to discontinue the sale of any version of the System, to make changes in method of access or delivery, including interface procedures, and to add improvements, all without incurring any liability whatever. nFront may change its fees to End Users for the System upon thirty (30) days' written notice to End Users.

4.6 Taxes and Other Fees. nFront shall pay all license fees, sales, use, service use, occupation, personal property and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any federal, state or local government and any departments and subdivisions thereof, against any of the Systems ordered by an End User or under BancTec's direct or indirect control.

                                    ARTICLE V

                                   Warranties

5.1 nFront's Warranty. nFront represents and warrants that the Software is Year 2000 Compliant. For the purposes of this Agreement, "Year 2000 Compliant" shall mean that the Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years, including but not limited to the Year 2000 leap year, correctly; provided, however, that nFront shall not be responsible or liable for any date errors caused or contributed to by any third party software, any operating systems, or any hardware. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION
5.1 THE SYSTEM IS PROVIDED "AS-IS", "WHERE-IS". NFRONT SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE NHOME SYSTEM PROVIDED UNDER THIS AGREEMENT.

                                   ARTICLE VI

      Special Agreements Regarding Software and Other Intellectual Property

6.1 Limited License. In the performance of BancTec's obligations hereunder, it shall be necessary for BancTec to demonstrate the System. Accordingly, subject to the terms and conditions contained herein, nFront hereby grants to BancTec, and BancTec hereby accepts from nFront, a non-exclusive license (the "License") of the Software solely for the purpose of demonstrating the System in operation to potential Bank customers of BancTec.

6.2 Software Covenants. BancTec agrees to comply with each of the following requirements:

         (a) BancTec shall not copy, alter, modify, translate, decompile, disassemble, reverse engineer or otherwise attempt to derive source code, or create derivative works of the Software, or any part thereof, or knowingly allow others to do so, during or after the Term.

         (b) Except as otherwise specifically provided in this Agreement, BancTec shall not loan, rent, lease, give, sub-license, or otherwise transfer, nor communicate or otherwise disclose, the Software, including any part or any copy thereof, in whole or in part, to any person.

         (c) The Software, including all parts thereof, and any copies, in whole or in part, and any and all copyrights thereto, are and remain the property of nFront, irrespective of the ownership of the media on which such Software and any parts or copies thereof are contained.

         (d) Each copy of the Software sold to Banks by nFront shall include a license agreement, the form of which shall be as set forth in the Exhibit E.

         (e) BancTec acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the System. BancTec agrees that it shall not export or re-export such Software in any form without nFront's consent, which consent shall, among other things be conditioned upon BancTec receiving the appropriate United States and foreign government licenses and approvals.

         (f) BancTec shall not, by any act or omission, impair or prejudice the copyright or any other right of whatever nature of nFront in and to the System or any part thereof, and shall not deal with the same in any manner which may allow any third party to obtain any rights in the same which are inconsistent or which conflict with the rights of nFront.

6.3 Notices; Markings; Trademarks; Tradenames. BancTec agrees to comply with the following:

         (a) BancTec shall not delete any trademarks, tradename or copyright notice present in, on or displayed by the System, or any part thereof.

         (b) BancTec shall not add to any notice present in, on or displayed by the System its own copyright, trademark or other proprietary notices unless such notices have been previously approved in writing by nFront.

         (c) Except as already present in, on or displayed by the System software and/or accompanying packaging or Documentation provided by nFront, BancTec shall not use any trademarks and/or tradenames of nFront without prior written approval of nFront.

6.4      Documentation. Each System sold by nFront to a Bank shall include one
(1) set of accompanying Documentation. nFront shall only distribute complete and separate copies of the Documentation to Banks and shall not reproduce, in whole or in part, or transfer in any manner to a third party other than a Bank, such Documentation. Any and all copyrights to such Documentation are and shall remain the property of nFront.


                                   ARTICLE VII

                       Confidentiality and Non-Disclosure

7.1      BancTec Obligations.

         (a) BancTec recognizes, acknowledges and agrees that during the Term of this Agreement, nFront may furnish to BancTec certain technical and commercial information that is proprietary and of value to nFront and that is generally not known to nFront's competitors or the general public, which information includes, but is not limited to, designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("nFront's Confidential Information"). BancTec recognizes, acknowledges and agrees that nFront's Confidential Information is to be maintained in secrecy and confidence by BancTec and BancTec's employees, agents or representatives to whom BancTec discloses any of nFront's Confidential Information. BancTec agrees for itself and for each of its employees, agents or representatives to whom BancTec discloses any of nFront's Confidential Information that such information shall be used only in accordance with the terms, covenants, conditions and limitations of this Agreement, and not for the benefit of or for, directly or indirectly, BancTec or any of its employees, agents or representatives. Information made available to the general public by nFront and information obtained from third parties not associated with nFront shall not be considered to be nFront's Confidential Information, except for information received from third parties that BancTec knows or should have known was obtained illegally or in violation of this Agreement. Information disclosed to BancTec by nFront that was previously known to BancTec (and that can be proven to have been previously known to BancTec) shall not be considered to be nFront's Confidential Information. In the event BancTec or a representative of BancTec is requested by law, order of court or any agency to disclose any of nFront's Confidential Information, BancTec shall give nFront prompt notice of such request so that nFront may seek an appropriate protective order. If, in the absence of a protective order, BancTec or a representative of BancTec is nonetheless compelled by law to disclose any of nFront's Confidential Information, BancTec or a representative of BancTec, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that BancTec gives nFront written notice of the information to be disclosed within five (5) business days after receipt of such order by BancTec and, upon nFront's request and at its expense, BancTec shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, upon receipt of nFront's written request, BancTec agrees to return promptly nFront's Confidential Information, including all copies thereof, to nFront, or to deliver all such information promptly to such party as may be designated by nFront. BancTec further agrees thereafter not to use or disclose nFront's Confidential Information in any manner whatsoever without the prior written approval of nFront unless and until such information shall lawfully become generally known in the public domain through no fault of the BancTec or breach by the BancTec of the covenants contained herein.

         (c) BancTec shall disclose nFront's Confidential Information to Banks without nFront's written permission.

7.2      nFront's Obligations.

         (a) nFront recognizes, acknowledges and agrees that during the Term of this Agreement, BancTec may furnish to nFront certain technical and commercial information that is proprietary and of value to BancTec and that is not generally known to BancTec's competitors or the general public, which information includes, but is not limited to designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("BancTec's Confidential Information"). nFront recognizes and agrees that, except as otherwise provided herein, BancTec's Confidential Information is to be maintained in secrecy and confidence, except as provided herein, and used only in accordance with the terms, covenants, conditions and limitations of this Agreement. Information made available to the general public and information obtained from third parties not associated with BancTec shall not be considered to be BancTec's Confidential Information, except for information received from third parties that nFront knows or has reason to know was obtained illegally or in violation of this Agreement. Information disclosed to nFront by BancTec that was previously known to nFront (and that can be proven to have been previously known to nFront) shall not be considered to be BancTec's Confidential Information. In the event nFront or a representative of nFront is requested by law, order of court or any agency to disclose any of BancTec's Confidential Information, nFront shall give BancTec prompt notice of such request so that BancTec may seek an appropriate protective order. If, in the absence of a protective order, nFront or a representative of nFront is nonetheless compelled by law to disclose any of BancTec's Confidential Information, nFront or a representative of nFront, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that nFront gives BancTec written notice of the information to be disclosed within five (5) business days after receipt of such order by nFront and, upon BancTec's request and at its expense, nFront shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, upon receipt of BancTec's written request, nFront agrees to return promptly BancTec's Confidential Information, including all copies thereof, to BancTec or to deliver all such information promptly to such party as may be designated by BancTec. nFront further agrees thereafter not to use or disclose BancTec's Confidential Information in any manner whatsoever without the prior written approval of BancTec unless and until such information shall lawfully become generally known in the public domain through no fault of nFront or breach by nFront of the covenants contained herein.

                                  ARTICLE VIII

                              Term and Termination

8.1 Term. This Agreement shall commence as of the Effective Date hereof and shall remain in effect (unless sooner terminated pursuant to Section 8.2 hereof) for five (5) years (the "Term"). It shall be renewed automatically without interruption for successive five-year terms, unless, not less than sixty (60) days before the end of any Term, either nFront or BancTec notifies the other party in writing of its election (at its sole option, for any reason or for no reason) not to renew. Any such renewal periods shall be considered an extension of and part of the Term of this Agreement.

8.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated either (i) by mutual agreement of the parties hereto; (ii) by either party at any time if the other party has materially breached any of the provisions hereof and, has failed to cure such alleged breach within thirty (30) days after written notice thereof in the case of failure to pay when due amounts owing to such party, and within sixty (60) days in case of all other alleged curable breaches; or (iii) by either party immediately and without the giving of notice, in the event that either party shall become insolvent, or shall ask its creditors for a moratorium, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as a bankrupt pursuant to an involuntary petition, or shall suffer appointment of a temporary or permanent receiver, trustee, or custodian for all or a substantial part of its assets which shall not be discharged within sixty
(60) days. Notwithstanding the foregoing, any violation of Articles VI or VII hereof, this Agreement shall be immediately terminable by the non-breaching party.

8.3      Effect of Termination.

         (a) Any termination of this Agreement shall not release either party from paying any amount which may then be owing to the other party. Either party may offset and deduct from any or all amounts owed to the other party, if any, any or all amounts owed by the other party, rendering to the other party the excess, if any.

         (b) In the event of termination of this Agreement by either party or automatically as provided herein, it is understood that nFront shall not have any obligation to provide further access to BancTec's Customer Base beyond nFront's obligations contained in nFront's agreements with Banks that were entered into prior to termination of this Agreement, however if nFront continues to provide access to all or any part of BancTec's Customer Base after termination of this Agreement, such continuation shall not be construed as a renewal of this Agreement for any further term nor as a waiver of such termination.

         (c) Upon termination of this Agreement, upon receipt of nFront's written request, BancTec shall return to nFront, promptly and without charge to nFront, all Documentation, price lists, maintenance and policy manuals, sales aids and other publications of nFront relating to the System that BancTec has on hand. BancTec shall thereupon promptly cease using any trademarks, tradenames, service marks or other identifying marks owned or controlled by nFront on any of its materials.

         (d) BancTec shall be solely responsible for all commitments incurred or assumed by BancTec during the Term of this Agreement or thereafter to BancTec's Customer Base, and nFront shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by nFront or any of its employees or representatives unless nFront has expressly agreed in writing to assume the responsibility.


                                   ARTICLE IX

                              Exclusivity Provision

9.1 Exclusivity Provision. If during the Term of the Agreement, BancTec directly or indirectly, individually, on behalf of any other person or legal entity, or for or on behalf of any person, corporation, partnership, company, trade association, agent, agency or other entity, engages in the business of selling or distributing any Internet Banking solution for BancTec's data center business other than the System, then nFront shall have the right to terminate this Agreement by giving BancTec ninety (90) days prior written notice. BancTec is not precluded from providing interfaces to other Internet banking solutions upon Customer's request, however, nFront retains such termination rights if BancTec receives revenue from any outside Internet banking vendor other than nFront for such interface or processing. Notwithstanding the above, should BancTec acquire (or be acquired by) a transaction processing business who has a substantially similar agreement with an alternate Internet banking provider, this Agreement will not limit BancTec's rights to generate revenue from the acquired (or acquiring) base.

                                    ARTICLE X

                          Indemnification; Other Relief

10.1     Indemnification by BancTec. Subject to the limitations set forth in
Section 10.5 of this Agreement, BancTec shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of BancTec's gross negligence and willful misconduct with respect to the System or any part thereof or any misrepresentations with respect to the System, provided, however, that in respect of any Claims hereunder against BancTec that arise out of or result from any alleged gross negligence and/or willful misconduct of BancTec or any alleged misrepresentation made by BancTec with respect to the System, BancTec shall be notified promptly of such Claim in writing and shall be given authority, control and full and proper information and assistance in the defense and settlement of such Claim. Notwithstanding the foregoing, BancTec shall not have the authority to settle or compromise any Claim in a manner that indicates that nFront contributed to or was responsible for the cause of any such Claim unless nFront consents in writing to such settlement.

10.2     Indemnification by nFront.

         (a) Subject to the limitations set forth in Section 10.5 of this Agreement, nFront shall indemnify, defend and hold harmless BancTec, its officers, directors, shareholders, employees, agents and affiliates from and against claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of nFront's gross negligence and/or willful misconduct with respect to the System or any part thereof or any misrepresentations made by nFront with respect to the System, provided, however, that in respect of any claim, suit or proceeding hereunder against nFront that arise out of or result from any alleged gross negligence and/or willful misconduct of nFront or any alleged misrepresentation made by nFront with respect to the System, nFront shall be notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. Notwithstanding the foregoing, nFront shall not have the authority to settle or compromise any Claim in a manner that indicates that BancTec contributed to or was responsible for the cause of any such Claim unless BancTec consents in writing to such settlement.

         (b) Subject to the limitations set forth in Section 10.5 hereof, nFront shall indemnify, defend and hold harmless BancTec, its officers, directors, shareholders, employees, agents and affiliates from and against any claim, suit or proceeding based upon an allegation that the System (or any portion thereof) infringes upon or misappropriate any copyright, patent, trademark or trade secret of any third party, provided that nFront is notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. If the System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall either:

                  (i) procure the right for End Users to continue to use the System; or

                  (ii) replace or modify the System with an equivalent version of the System that is not so infringing.

10.3 Arbitration. The parties to this Agreement agree that any controversies or claims arising out of or relating to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss. 1 et. seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrator in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia if the arbitration is initiated by BancTec and in Dallas, Texas if the arbitration is initiated by nFront, and the expenses of the arbitrators shall be allocated by such arbitrators.

The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by BancTec, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by BancTec and nFront.

10.4 Injunctive Relief. Notwithstanding the provisions of Section 10.3 hereof, the parties acknowledge and agree that any breach of the provisions of Articles VI or VII of this Agreement shall result in irreparable harm to a party for which no adequate remedy at law exists. Accordingly, upon any such breach, a party shall be entitled to seek injunctive or other appropriate extraordinary relief, such relief being in addition to, and not in lieu of, any other rights and remedies, including the award of damages, available at law or in equity. Any violation of the restraints set forth herein shall automatically extend the period of such restraints for the amount of time such violation continues, provided that a party seeks enforcement promptly after discovery of such violation. nFront shall not be required to prove money damages to seek injunctive relief under this Agreement.

10.5 LIMITATION OF LIABILITY. (a) IN NO EVENT SHALL NFRONT BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER INDIRECT COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE NHOME SYSTEM OR NON-DELIVERY OF NHOME SYSTEM EVEN IF NFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR NFRONT'S OBLIGATION TO INDEMNIFY BANCTEC UNDER SECTION 10.2 ABOVE, IN NO EVENT SHALL NFRONT'S LIABILITY TO BANCTEC FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF (i) THE AMOUNT OF MARKETING COMMISSIONS DUE AND OWING TO BANCTEC, OR (ii) $25,000.

         (b) IN NO EVENT SHALL BANCTEC BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER INDIRECT COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE SYSTEM OR NON-DELIVERY EVEN IF BANCTEC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BANCTEC'S OBLIGATION TO INDEMNIFY NFRONT UNDER SECTION 10.1 ABOVE, IN NO EVENT SHALL BANCTEC'S LIABILITY TO NFRONT FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE GREATER OF (i) THE AMOUNT OF MARKETING COMMISSIONS PAID TO BANCTEC WITHIN THE THREE (3) MONTH PERIOD PRIOR TO THE ACCRUAL OF THE CLAIM, OR (ii) $25,000.

                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.2 Entire Agreement. This Agreement, the exhibits and schedules hereto constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and are intended to supersede all prior understandings, whether written or oral, between the parties with respect thereto.

11.3 No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any Bank or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

11.4 Amendment; Binding Effect; Assignment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, executors and administrators. Neither party may assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without the prior written consent of nFront, and any such attempted assignment shall be void. Notwithstanding the foregoing, nFront may freely and without the consent of BancTec assign this agreement in connection with the sale of all or substantially all of its assets or a merger or similar amalgamation.

11.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

11.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

11.7 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

11.8 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses indicated above.

11.9 Survival. The provisions of Articles VI, VII, VIII, X and XI shall survive any termination or expiration of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                                NFRONT, INC.

                                                By:  /s/ Tripp Rackley
                                                     --------------------------
                                                Its:  Chairman/CEO
                                                Date:  1/19/99

                                                BANCTEC USA, INC.

                                                By:  /s/ KM Lopez
                                                     --------------------------
                                                Its:  VP
                                                Date:  1/20/99

                                EXHIBIT D - FEES

                                                      nHome      nBusiness        nHome and    BancTec
                                                                 *thru 5/31/99    nBusiness    Commission
                                                    ---------    -------------    ---------    ----------

IMPLEMENTATION FEE - NEW CUSTOMERS
     Assets $0 - $50 M                              $  [++++]     $   [++++]     $    [++++]       40%       footnote
     Assets $50M - $100M                            $  [++++]     $   [++++]     $    [++++]       40%       footnote
     Assets $100M - $300M                           $  [++++]     $   [++++]     $    [++++]       40%
     Assets $300M - $500M                           $  [++++]     $   [++++]     $    [++++]       40%
     Assets $500M - $1B                             $  [++++]     $   [++++]     $    [++++]       40%
     Assets $1B - $2B                               $  [++++]     $   [++++]     $    [++++]       40%       footnote
     Assets $2B & Up                                $  [++++]     $   [++++]     $    [++++]       40%

MONTHLY MAINTENANCE FEE
     From 11/1/98 to 1/31/99                        $  [++++]     $  [++++]      $  [++++]         20%
     From 2/1/99 to 4/30/99                         $  [++++]     $  [++++]      $  [++++]         20%
     After 5/1/99                                   $  [++++]     $  [++++]      $  [++++]         20%

PER CUSTOMER FEES
     Customer Monthly Fee                           $    [++++]   $   [++++]                       20%
     New Customer Setup - One Time                  $    [++++]   $   [++++]                       20%

TRANSACTION FEES
     nBranch Product and Service Fees               $    [++++]   $    [++++]                      n/a
     ACH Draft                                                    $    [++++]                      n/a
     ACH Disbursement                                             $    [++++]                      n/a
     Direct Deposit                                               $    [++++]                      n/a
     Book Transfer                                                $    [++++]                      n/a
     Wire Transfer                                                $    [++++]                      n/a
     Stop Pay                                                     $    [++++]                      n/a
     EFTPS - same day request                                     $    [++++]                      n/a
     EFTPS - pass through ACH                                     $    [++++]                      n/a
     Controlled Disbursement (per day)                            $    [++++]                      n/a
     Cash Concentration                                           $    [++++]                      n/a

BILL PAYMENT
    Monthly Fee/Account                             $   [++++]      Included                       n/a
    Per Payment (Internet or Phone)                 $   [++++]    $     [++++]                     n/a
    Customer Setup                                  $   [++++]      included                       n/a
    Canceled Check Copy                             $   [++++]    $     [++++]                     n/a
    NSF Fee                                         $   [++++]    $     [++++]                     n/a
    Stop Pay Fee                                    $   [++++]    $     [++++]                     n/a
    Additional User Kits                            $   [++++]    $     [++++]                     n/a
    Telephone Bill Payment Setup Fee (One Time)     $   [++++]    $     [++++]   $   [++++]        n/a
    Telephone Bill Payment Monthly Maint. Fee       $   [++++]    $     [++++]   $   [++++]        n/a
    Telephone Bill Payment Communications              Quote          Quote

CHECK IMAGING
     DSI Setup Fee                                     Quote          Quote                        n/a
     Greenway Setup Fee                                Quote          Quote                        n/a
     Per Check Image Fee                               Quote          Quote                        n/a
     Check Imaging Communications Charges              Quote          Quote                        n/a

OPTIONS
     nReach Data Mining Reports (Per Report)        $ [++++]      $   [++++]                       n/a
     nForm Multimedia Presentation (10 Frames)      $ [++++]      $   [++++]                       40%
     Site Map Construction                          $ [++++]      $   [++++]     $  [++++]         40%
     Management Reporting (Per Month)               $ [++++]      $   [++++]                       20%
     Internet TV Site                                  Quote                                       n/a
     Employee Training Program                      $ [++++]                                       n/a
     Jump Start Marketing And Promotion Program     $ [++++]                                       n/a


Footnote: commissions on Implementation Fees are paid net of 3rd party expenses to Bill Payment provider

PRICES EFFECTIVE 1/19/99     CONFIDENTIAL - DO NOT REPRODUCE